April 19, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Prudential Annuities Life Assurance Corporation (“Depositor”)
    Prudential Annuities Life Assurance Corporation Variable Account B (“Registrant”)
    Post-Effective Amendment No. 43 to Registration Statement on Form N-4
    File Nos. 333-150220 and 811-05438

Members of the Commission:

I have acted as counsel to Prudential Annuities Life Assurance Corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 43 to the above-referenced Registration Statement on Form N-4 under the Securities Act of 1933. Such registration statement relates to the contracts, riders, and endorsements (collectively, the “Contracts”) for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate for the purpose of rendering this opinion. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Arizona and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued in accordance with the Registration Statement on Form N-4, will constitute legal, validly-issued and binding obligations of the Company.

Jeffrey Burman
Senior Vice President, General Counsel and Secretary
Prudential Annuities Life Assurance Corporation
10 Exchange Place, 22nd Floor
Jersey City, New Jersey 07302
T +1 (615) 981 8801
jeff.burman@fortitude-re.com

Securities and Exchange Commission
April 19, 2022

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Jeffrey Burman
Jeffrey Burman
Senior Vice President, General Counsel and Secretary
Prudential Annuities Life Assurance Corporation

Jeffrey Burman
Senior Vice President, General Counsel and Secretary
Prudential Annuities Life Assurance Corporation
10 Exchange Place, 22nd Floor
Jersey City, New Jersey 07302
T +1 (615) 981 8801
jeff.burman@fortitude-re.com